Exhibit 99.1

Verastem Names Gregory I. Berk, MD as Chief Medical Officer

- Announces Additional Key Executive Management Appointments and Changes -

BOSTON, MA — April 18, 2016 — Verastem, Inc. (NASDAQ:VSTM), focused on discovering and developing drugs to treat cancer, today announced the appointment of Gregory I. Berk, MD as Chief Medical Officer.  Dr. Berk will be responsible for leading the Company’s global clinical development strategy and clinical operations.  Dr. Berk replaces interim Chief Medical Officer, Lou Vaickus, MD, FACP, from aktaPD who will continue to serve Verastem as a consultant.

“Greg is a highly accomplished physician and a well-regarded oncology veteran with more than 25 years of both industry and academic experience,” said Robert Forrester, President and Chief Executive Officer of Verastem.  “With deep experience in oncology drug development, including the development of breakthrough therapies, we are confident that his contributions will be of immediate value to Verastem. Greg’s strategic insights will help lead the Company into the next phase of growth. Several clinical collaborations are already underway with world-class organizations like Pfizer, Merck KGaA Merck & Co. and Washington University in St. Louis, and additional clinical trials are expected to commence this year.”

“I am excited to join the talented and passionate team at Verastem at this important time in the Company’s growth and evolution,” commented Dr. Berk.  “Verastem’s multi-faceted approach to treating cancer by reducing cancer stem cells, enhancing anti-tumor immunity, and modulating the local tumor microenvironment uniquely positions the Company in the oncology space and holds significant untapped potential, especially in aggressive cancers that carry poor prognoses and low survival rates. Verastem’s compounds may be especially beneficial as therapeutics when used in combination with immuno-oncology agents.  Together with our experienced leadership team, I look forward to advancing Verastem’s clinical strategy, with the goal of bringing innovative new cancer medicines to patients.”

Verastem also announced the further strengthening of its management team through the appointment and promotion of several key individuals.  Jonathan Pachter, PhD has been promoted to Chief Scientific Officer, and David Weaver, PhD has been appointed as Vice President, Translational Medicine. John “Jack” Green, has resigned as the Company’s part-time Chief Financial Officer and will continue to serve the Company as a consultant, and Joe Chiapponi, Vice President, Finance, has been named Treasurer, Principal Accounting and Financial Officer.

Mr. Forrester continued, “On behalf of Verastem and its Board of Directors, I would like to congratulate Jon, David and Joe on their promotions.  This strategic augmentation of our management team with such highly qualified professionals reflects a burgeoning operational need as we advance our clinical programs, including in a growing number of clinical collaborations evaluating our therapies in combination with emerging and standard of care treatments.  The Board and I wish to express our gratitude to Lou and Jack for their outstanding contributions and service to Verastem.  Each has played an important role in building the Company and helping to establish an internal organization that is well-positioned to advance our strategy.”

Dr. Berk comes to Verastem from Sideris Pharmaceuticals where he served as President, Chief Medical Officer, and a member of the Board of Directors since 2014.  Prior to Sideris, Dr. Berk was Chief Medical Officer at BIND Therapeutics, Inc., where he led the clinical development of its oncology focused programs. Prior to BIND, he held senior clinical positions, including Chief Medical Officer, at a number of emerging biotechnology companies, including Intellikine LLC, and Abraxis Bioscience, Inc. Dr. Berk is a board certified physician and obtained his medical degree from Case Western Reserve University. Dr. Berk completed his internship, residency, and fellowship in internal medicine, hematology, and medical oncology at the Weill Cornell Medical College and New York Presbyterian Hospital, where he also served as a faculty member from 1989-2004. During this time, Dr. Berk served as an investigator on several industry-sponsored and cooperative group clinical trials, including the pivotal trials for Gleevec® and Avastin®.

Dr. Pachter joined Verastem in July 2011 as Vice President, Head of Research. Dr. Pachter brings over 25 years of experience in leading discovery and translational research for small molecule and monoclonal antibody anti-cancer therapeutics.  Dr. Pachter came to Verastem from OSI Pharmaceuticals, where he served as Senior Director, Cancer Biology, and his team was responsible for development of models of tumor cell EMT (epithelial-mesenchymal transition) and discovery of drugs that disrupt this process.  Prior to OSI, Dr. Pachter served in roles of increasing responsibility at Schering-Plough from 1989 to 2005, most recently as a Senior Research Fellow.  Dr. Pachter did his postdoctoral work in Pharmacology at Yale University School of Medicine and he holds a PhD from Baylor College of Medicine.

Inducement Equity Award

In connection with the hiring of Dr. Berk, effective April 15, 2016, Verastem’s Board of Directors approved a grant to Dr. Berk of a stock option to purchase 370,000 shares of Verastem’s common stock. The option was granted pursuant to the NASDAQ inducement grant exception as a component of Dr. Berk’s employment compensation, and was granted as an inducement material to his acceptance of employment with Verastem in accordance with NASDAQ Listing Rule 5635(c)(4). The option will have an exercise price equal to the closing price of Verastem’s common stock on April 15, 2016. Each of the options will vest as to 25% of the shares subject to the option on the first anniversary of the date of hire and as to an additional 6.25% of the shares subject to the option at the end of each successive three month period following the first anniversary of the date of hire provided that Dr. Berk continues to serve as an employee of or other service provider to the Company on each such vesting date.

About Verastem, Inc.

Verastem, Inc. (NASDAQ:VSTM) is a biopharmaceutical company focused on discovering and developing drugs to improve outcomes for patients with cancer. Our product candidates utilize a multi-faceted approach to treat cancer by reducing cancer stem cells, enhancing anti-tumor immunity, and modulating the local tumor microenvironment. Our most advanced clinical product candidates are the Focal Adhesion Kinase inhibitors, VS-6063 and VS-4718, and the dual PI3K/mTOR inhibitor, VS-5584. For more information, please visit www.verastem.com.

Verastem forward-looking statements notice:

This press release includes forward-looking statements about Verastem’s strategy, future plans and prospects, including statements regarding the development and activity of Verastem’s product candidates, VS-6063, VS-4718 and VS-5584, and Verastem’s FAK, PI3K/mTOR and diagnostics programs generally, and the timeline for clinical development. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of Verastem’s product candidates and preliminary or interim data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that enrollment of clinical trials may take longer than expected, that our product candidates will cause unexpected safety events, that Verastem will be unable to successfully initiate or complete the clinical development of its product candidates, that the development of Verastem’s product candidates will take longer or cost more than planned, and that Verastem’s product candidates will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” in Verastem’s Annual Report on Form 10-K for the year ended December 31, 2015 and in any subsequent SEC filings. The forward-looking statements contained in this press release reflect Verastem’s current views with respect to future events, and Verastem does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Contact:

Verastem, Inc.

Brian Sullivan, 781-292-4214

bsullivan@verastem.com